                                                                    EXHIBIT 21.1


                              List of Subsidiaries

1.   CVD/RMS Acquisition Corp., a Delaware corporation.

2.   CVD GmbH, a German corporation.

3.   IDI Acquisition Corporation, a Delaware corporation.




                                       18